EXHIBIT 10.1
                              --------------------

                             STOCK OPTION AGREEMENT
                                   PURSUANT TO
                         PREMIER FINANCIAL BANCORP, INC.
                  2002 EMPLOYEE STOCK OWNERSHIP INCENTIVE PLAN

                            _____________ 2005 GRANT

         AGREEMENT made as of __________________, 2005, between Premier Financial Bancorp, Inc., a Kentucky corporation (the "Company") and _________________, an employee of the Company or one of its subsidiaries (the "Employee").
         1. STOCK OPTION. The Company hereby grants to Employee the option to purchase up to _____________________________ (________) shares of Company common stock. Subject to the terms of this Agreement (including, without limitation, Section 7), the options shall be exercisable according to the following vesting schedule:

            Number of Options                       Vesting Date
           ------------------                   -------------------

                 -------                          ----------------
                 -------                          ----------------
                 -------                          ----------------

The right to purchase up to the maximum number of shares is conditioned upon Employee's employment with Company or one of its subsidiaries at the time the option is exercised.

         2. EXERCISE OF OPTION. The option to purchase such shares may be exercised in whole or in part, at any time, by written notice delivered to the Company in the form attached hereto as Exhibit A. Such notice shall state the number of shares, the grant date and the vesting date of the options being exercised and shall specify the exercise date, not less than five nor more than ten days after the date of such notice, as the date on which the shares will be taken up and payment made therefor at the principal office of the Company. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, then the date for the delivery of such shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of shares specified in such notice on the date set forth therein, as the same may be extended as provided above, the exercise of this option shall terminate with respect to such number of shares, but shall continue with respect to the remaining shares covered by this Agreement and not yet acquired pursuant thereto.

         3. PAYMENT FOR SHARES. The purchase price is payable in cash or may be paid, in whole or in part, by delivering and exchanging Company common stock owned by Employee at the time the option is exercised, such stock being valued for purposes of the exchange at its Fair Market Value at the time of the exercise of the option; provided, however, that the Company reserves the right to refuse to accept, as payment for any option hereunder, any Company common stock acquired pursuant to the Company's 2002 Employee Stock Ownership Incentive Plan (the "Plan") unless the option pursuant to which such stock was acquired was granted to the Employee tendering such stock at least six months prior to the date of tender. For purposes of this section, Fair Market Value shall have the meaning defined in the Plan. Alternatively, if and to the extent the Company in its sole discretion determines that it would not violate applicable federal or state securities laws, all or a portion of the purchase price may be paid by the Employee authorizing a third party to sell the shares of common stock (or a sufficient portion thereof) acquired upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

         4. WITHHOLDING TAXES. The Employee shall pay over to the Company, simultaneously with delivery of the purchase price, any withholding taxes which the Company is required to collect upon option exercise.
         The Company may, in its discretion, permit the Employee to satisfy withholding requirements or arrange for withholding of taxes in excess of minimum withholding liability by (i) directing the Company to withhold from the shares to be issued upon option exercise, or (ii) tendering from other shares of Company common stock owned by the Employee, the number of shares sufficient to satisfy the tax withholding amount. Valuation and eligibility for tender of shares shall be as prescribed in Section 3. Any such election by the Employee shall be irrevocable and must be made at least six months following the grant of the options and either (i) six months prior to the date the amount of tax due with respect to the exercise is calculated (the "Tax Date") or (ii) prior to the Tax Date within a ten-day "window period" beginning the third business day following release of the Company's annual or quarterly financial results and ending on the twelfth business day following that release.

         5. PURCHASE PRICE. The purchase price shall be $______ per share.

         6. TERMINATION OF OPTION. Except as herein otherwise stated, all unexercised options shall be extinguished upon the earlier of termination of employment with Company or one of its subsidiaries or ________________________.

         7. TERMINATION OF EMPLOYMENT. If the employment of Employee is terminated for Cause, all then outstanding options, whether or not exercisable, shall terminate immediately. If the employment of Employee is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding options are exercisable, such options may be exercised by Employee or his personal representative at any time prior to the earlier of the expiration date of the options or the date that is ninety (90) days after the date of such termination of employment. In the event of the Disability or Retirement of Employee, to the extent then outstanding options of Employee are exercisable, such options may be exercised by Employee within ninety (90) days after Disability or Retirement; provided, however, that no such options may be exercised on a date subsequent to their expiration. In the event of the death of Employee while employed by the Company or a subsidiary, all then outstanding options shall become fully vested and immediately exercisable, and may be exercised at any time within one (1) year after the date of death; provided, however, that no such options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section 7, (a) in the event of the death of Employee, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (b) in the event of the Disability of Employee, by the Employee, of if Employee is incapacitated, by his legal representative.

         8. RECLASSIFICATION; CONSOLIDATION OR MERGER; CHANGE IN CONTROL. If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of option shares and the option price per share may be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, Employee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same terms and conditions as set forth herein. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give Employee additional benefits which he did not have under the old option, or deprive him of benefits which he had under the old option. Notwithstanding any other provision of this Agreement, upon a Change in Control, any then outstanding options shall become fully vested and immediately exercisable.

         9. NO RIGHTS IN OPTION STOCK. Employee shall have no rights as a shareholder in respect of shares as to which any option shall not have been exercised and payment made as herein provided, and shall have no rights with respect to such shares not expressly conferred by this Agreement.

         10. SHARES RESERVED. The Company shall at all times during the term of this Agreement reserve and keep available such number of its common shares as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue taxes on the exercise of this option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

         11. NONASSIGNABILITY. No option shall be transferable by Employee otherwise than by will or the laws of descent and distribution. Options shall be exercisable by Employee during his lifetime only by him or, in the event of his legal incompetency, only by his guardian or legal representative.

         12. LIMITATIONS. Nothing in this Agreement shall be construed as creating a contract of employment nor shall this Agreement be construed as granting any rights to Employee except as herein expressly provided.

         13. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, successors and assigns.

         14. PLAN CONTROLS. This Agreement and all options hereby granted are subject to all the terms and conditions of the Company's Plan. In the event of any conflict between the terms and provisions of this Agreement and the Company's Plan, the terms of the Company's Plan shall control. Terms not otherwise defined herein shall have the meaning as defined in the Plan.

         15. The options granted by this Agreement are intended to be, and shall be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

         16. EARLY DISPOSITION OF STOCK. Employee understands that if Employee disposes of any shares received under this Agreement within two (2) years after the date of this Agreement or within one (1) year after such shares were transferred to Employee, Employee will be treated for federal income tax purposes (under the law in effect on the date of this Agreement) as having receiving ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the shares and the lower of the fair market value of the shares at the date of the exercise or the fair market value of the shares at the date of disposition. Employee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition, which notification shall state the number of shares sold or transferred, the date the shares were sold or transferred, and the sale price, if applicable. Employee understands that if Employee disposes of such shares at any time after the expiration of such two-year and one-year periods, (under the law in effect or the date of this Agreement), any gain on such sale will be taxed as long-term capital gain.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the _____ day of ______________, 2005.

                         PREMIER FINANCIAL BANCORP, INC.

                         By:
                              -----------------------------------------
                          Its President and Chief Executive Officer

                              -----------------------------------------
                              Employee